EXHIBIT 5.1
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               [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]


                                July 24, 2001

TRIMBLE NAVIGATION LIMITED
645 North Mary Avenue
Sunnyvale, California 94088

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel to Trimble Navigation Limited, a California corporation (the "Registrant" or "you") and have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about July 24, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 40,000 shares of your common stock to be reserved for issuance under the C. Trimble Nonstatutory Stock Option Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale, and payment of consideration for the shares to be issued under the Plan.

     It is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, and upon completion of the actions contemplated to be taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.


                                               Very truly yours,

                                               WILSON SONSINI GOODRICH & ROSATI
                                               Professional Corporation




                                               By:   /s/ JOHN B. GOODRICH
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                                                        John B. Goodrich